PROMISSORY NOTE

$6,600,000.00                                           ____________, Colorado

                                                        _______________, 2006

                  FOR VALUE RECEIVED, SUN RIVER ENERGY, INC., a Colorado corporation ("Maker"), promises to pay to the order of NOVA LEASING, LLC, a Wyoming limited liability company, at P.O. Box 3412, Casper, WY 82602 (or, at the option of the legal holder of this Note, at such other place as said holder shall designate in writing), in coin or currency which, at the time or times of payment, is legal tender for public or private debts in the United States, the principal sum of SIX MILLION SIX HUNDRED THOUSAND AND 00/100ths DOLLARS ($6,600,000.00), with interest thereon from the date hereof at the rate of seven and one half percent (7 1/2%) per annum. All principal and accrued interest shall become due and payable on October 15, 2008.

                  Maker shall pay this note in installments as follows: (i) the first installment shall be the principal sum of One Million One Hundred Thousand and no/100ths Dollars ($1,100,000.00) and accrued interest due on or before March 15, 2007; (ii) the second installment shall be the principal sum of Two Million Eight Hundred Thousand and no/100ths Dollars ($2,800,000.00) and accrued interest due on or before October 15, 2007; and (iii) third installment shall be the principal sum of Two Million Seven Hundred Thousand and no/100ths Dollars ($2,700,000.00) and accrued interest due on or before October 15, 2008. The balance of principal and interest shall be due and payable on the date hereinabove set forth. Maker may prepay any amount due hereunder upon payment of a Thirty Percent (30%) prepayment penalty on the sum(s) prepaid.

                  The payment of this Note and all interest herein is secured in part by a Mortgage, Assignment of Production, Security Agreement and Financing Statement ("Mortgage"), said Mortgage being of even date herewith and being duly recorded in the Counties of Converse and Natrona, Wyoming. This Note is to be construed according to the laws of the State of Wyoming.

                  If there shall be any default in the making of any payment as herein provided, or any part thereof, or in the performance of any of the terms, agreements, covenants, or conditions contained in said Mortgage, then the entire principal amount hereof, together with all accrued interest and any additional sums to be paid under the Mortgage or advanced by the holder hereof, at the election of the holder hereof, shall at once become due and payable and shall bear interest at the rate of fifteen percent (15%) per annum. The failure to exercise this election upon a default shall not constitute a waiver of the right to exercise this option in the event of any subsequent or continuing default.

                  The provisions of this Note and of all agreements between Maker and the holder hereof are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder for the use, forbearance, or detention of the money to be loaned under this Note or secured by the Mortgage exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever the performance or fulfillment of any provision hereof or of any other agreement between Maker and the holder hereof shall, at the time performance or fulfillment of such provision shall be due, involve transcending the limit or validity prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and if from any circumstance whatsoever the holder hereof should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or, at the holder's option, be paid over to Maker) and not to the payment of interest.

                  In the event that any payment shall not be received on the installment payment date, the Maker shall pay an amount equal to four percent (4%) of the amount of such past due installment as a late charge for the loss of the use of the funds and for the expense of handling the delinquent payment.

                  The rights or remedies of the holder as provided in this Note and the Mortgage, shall be cumulative and concurrent and may be pursued singly, successively, or together against Maker, the property described in said Mortgage, any guarantor hereof, and any other funds, property, or security held by the holder for the payment hereof or otherwise at the sole discretion of the holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.

                  The Maker and all endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally waive diligence, presentment, protest, and demand, and also notice of protest, of demand, of nonpayment, of dishonor, and of maturity; and they also jointly and severally hereby consent to any and all renewals, extensions, or modifications of the terms hereof, including time for payment, and further agree that any such renewal, extension, or modification of the terms hereof or the release or substitution of any security for the indebtedness evidenced hereby shall not affect the liability of any of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, or modifications may be made without notice to any of said parties.


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     The Maker, and all endorsers,  guarantors,  sureties, accommodation parties hereof, and all other persons liable or to become liable on this note agree jointly and severally to pay all costs of collection, including reasonable attorney's fees in the amount as a minimum equal to ten percent (10%) of the indebtedness remaining unpaid and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest or principal and interest thereon or premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the holder of the Mortgage or in the event the holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, or because of the existence of the Mortgage or otherwise, whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

     This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereby be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification, or discharge is sought.

     Whenever used herein, the words "Maker" and "holder" shall be deemed to include their respective heirs, personal representatives, successors, and assigns.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first hereinabove written.


                      SUN RIVER ENERGY, INC., a Colorado corporation


                      By: _________________________________

                      Title:_______________________________



                      By: _________________________________


                                      MAKER